EXHIBIT 99.1

Wilhelmina International, Inc. Reports Record 2015 Revenue

  2015 revenue up 9% to a record $83.8 million, with fourth quarter 2015 revenue up slightly to $19.3 million.
  Adjusted EBITDA for the full year 2015 declined modestly to $3.1 million from $3.3 million, while Pre-Corporate EBITDA for the year declined from $4.5 million to $4.0 million.
  The full year decline in both EBITDA measures was driven by a swing to negative Adjusted EBITDA in the fourth quarter, due to a combination of slower revenue growth, increased bad debt reserves, and increased costs at the new London operation to position it as a growth platform.
  Net income increased 26% for the full year and declined 34% in the fourth quarter.

Quarterly and Annual Financial Highlights

(in thousands)	Q4 15	Q4 14	YOY Growth	Year 2015	Year 2014	Annual Growth
Total Revenues	$19,250	$18,993	1.4%	$83,800	$76,810	9.1%
Operating Income	(478)	364	-231%	2,395	2,535	-5.5%
Income Before Provision for Taxes	(395)	336	-217%	2,341	2,449	-4.4%
Net Income	94	142	-33.8%	1,507	1,201	25.5%
Pre-Corporate EBITDA*	(137)	780	-118%	3,987	4,548	-12.3%
Adjusted EBITDA*	$(337)	$526	-164%	$3,078	$3,336	-7.7%
*Non-GAAP financial measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 29, 2016 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported record annual revenue of $83.8 million for fiscal 2015 and a slight revenue increase for the fourth quarter of 2015. Revenue growth in the fourth quarter was driven primarily by the contribution from the new London operation. Pre-Corporate EBITDA and Adjusted EBITDA declined as a result of the fourth quarter increase in revenue not keeping pace with the fourth quarter increase in expenses.

In particular, fourth quarter 2015 results were negatively affected by two items that impact the year over year comparison of the results:

  Subsequent to the acquisition of Wilhelmina London in January 2015, the Company invested in the London operation to leverage it as a new growth platform.  These additional expenses included moving to larger offices and adding agents, particularly in preparation for the launch of the Men’s board in London.  As a result of these additional expenses ahead of anticipated revenue growth, the London operation contributed an Adjusted EBITDA loss of approximately $0.3 million for both the fourth quarter and full year 2015.
  During the fourth quarter of 2015, the Company increased its reserve for bad debts by approximately $0.2 million.

Excluding these two items, Pre-Corporate EBITDA in fourth quarter 2015 would have been approximately $0.3 million, compared to $0.8 million reported for fourth quarter 2014.  The $0.5 million decline implied by these more comparable numbers was primarily due to a decline in the revenue generated by existing boards and a modest increase in salary and service costs, partially offset by an improvement in other operating costs.

Mark Schwarz, Executive Chairman of Wilhelmina, said, "While we are pleased with Wilhelmina's record revenue for 2015, the fourth quarter was a disappointment.  Half of the year over year decline in Adjusted EBITDA in the fourth quarter was driven by the increase in bad debt reserves and the investment in the London business, which we expect to have a positive contribution in 2016.  The balance of the Adjusted EBITDA decline was driven by slower revenue growth in the fourth quarter that was insufficient to leverage our increased expense base.  Looking forward, I am very pleased to have Bill Wackermann on board as our new CEO.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, "I am optimistic about the growth and development of the Wilhelmina network.  In 2015 we successfully launched our London office and in 2016 we will further expand our network. The expansion of the Wilhelmina network allows us to define and differentiate our strong and unique position in the industry.  2015 was a year of sound growth for our core business in both the Women’s and Men’s divisions. Wilhelmina saw substantial increases in advertising and editorial visibility and revenue growth across divisions. In addition, in 2015 we continued to expand our Wilhelmina Celebrity division footprint, adding Billboard top ten recording artist Shawn Mendes.”

Some recent highlights from our models’ activities:

EDITORIAL: WOMEN

  Alexandra Richards – L’Officiel Indonesia Cover
  Angela Ruiz – Vogue India
  Elisabeth Erm – Harper’s Bazaar Cover
  Emilie Evander – T by Alexander Wang
  Isis Bataglia – Harper’s Bazaar Cover
  Robyn Lawley – Sports Illustrated Magazine
  Sofia Tesmenitskaya for W Magazine shot by Emma Tempest
  Sora Choi for V Magazine shot by Mario Sorrenti

ADVERTISING: WOMEN

  Caitlin Ricketts – Cover Girl campaign
  Cindy Bruna & Bruna Lirio – Victoria’s Secret Fashion Show
  Elisabeth Erm – St. John Campaign
  Keke Lindgard – Polo Ralph Lauren Campaign
  Rhiannon McConnell – multiple Gucci campaigns
  Sora Choi – Coach Campaign shot by Steven Meisel
  Veronika Vilim – Marc Jacobs Campaign shot by David Sims

EDITORIAL: MEN

  Benjamin Benedek – Essential Homme
  Clark Bockelman – Reflexx Homme
  Malcolm Lindberg – Vogue Japan
  Justin Goosman shot Numero Homme by Matthias Vriens McGrath
  Marlon Teixeira – GQ Italy shot by Fabrizio
  Ton Huekels – Numero Homme shot by Jean Baptiste Mondino

ADVERTISING: MEN

  Benjamin Benedek – Versace shot by Steven Klein
  Chris Moore Perry Ellis shot by Frederike Helwig
  Francisco Lachowski Balmain shot by Steven Klein
  Marlon Teixeira – Carolina Herrera 212 VIP Men campaign
  Marlon Teixeira Ports 1961 shot by Milan Vukmirovic
  Marlon Teixeira, Francisco Lachowski & Ton Heukels – HM campaign shot by Erik Torstensson
  RJ King Armani Exchange shot by Riccardo Vimercati
  Ronald Epps Balmain shot by Steven Klein

Financial Results

Net income was $0.1 million, or $0.02 per fully diluted share, and $1.5 million, or $0.25 per fully diluted share, for the quarter and year ended December 31, 2015, compared to net income of $0.1 million, or $0.02 per fully diluted share, and $1.2 million, or $0.20 per fully diluted share, for the quarter and year ended December 31, 2014.

As previously discussed, Pre-Corporate EBITDA was negative $0.1 million and positive $4.0 million for the quarter and year ended December 31, 2015, compared to $0.8 million and $4.5 million for the quarter and year ended December 31, 2014.

The following table reconciles reported operating income under generally accepted accounting principles to Adjusted EBITDA and Pre-Corporate EBITDA for the quarters and years ended December 31, 2015 and December 31, 2014.

(in thousands)	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating income	$(478)	$364	$2,395	$2,535
Add: Amortization and depreciation	109	119	474	603
EBITDA	(369)	483	2,869	3,138
Add: Share-based payment expense	32	43	209	198
Add: Certain non-recurring items	-	-	-	-
Adjusted EBITDA	$(337)	$526	$3,078	$3,336
Add: Corporate overhead	200	254	909	1,212
Pre-Corporate EBITDA	$(137)	$780	$3,987	$4,548

Changes in operating income and Adjusted EBITDA for the quarter and year ended December 31, 2015 when compared to the quarter and year ended December 31, 2014 were primarily the result of the following:

  Revenues net of model costs decreased by 1.1% for the quarter and increased by 8.5% for the year. The annual growth was driven primarily by the addition of the London operation, which in the fourth quarter was offset by softness in other areas.

  Salaries and service costs increased by 18.8% and 16.2% for the quarter and year, respectively. The largest component of this increase was associated with London, with the rest of the increase related to the hiring of additional agents and scouts to support the growth of the existing footprint and related increases in travel and entertainment costs.

  Office and general expenses increased by 17.0% and 7.1% for the quarter and year, respectively. This increase was driven primarily by the addition of the London operation.  The fourth quarter increase in the reserve for bad debts also contributed to the increase in office and general expenses for both the quarter and year.

  Amortization and depreciation expense decreased for the quarter and year primarily due to certain intangible assets becoming fully amortized.

  Corporate overhead expense decreased for the quarter and year primarily due to a decline in corporate salaries.
WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
Balance Sheets

(In thousands, except per share data)

ASSETS
	2015	2014
Current assets:
Cash and cash equivalents	$4,556	$5,869
Accounts receivable, net of allowance for doubtful accounts of $1,041 and $679	13,184	12,482
Deferred tax asset	1,358	1,986
Prepaid expenses and other current assets	191	252
Total current assets	19,289	20,589

Property and equipment, net of accumulated depreciation of $1,026 and $762	2,111	1,333

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,431 and $8,222	306	115
Goodwill	13,192	12,563
Other assets	405	136

Total assets	$43,770	$43,203

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$3,772	$4,310
Due to models	9,745	10,011
Total current liabilities	13,517	14,321

Long term liabilities
Amegy credit facility	-	-
Contingent consideration payable	67	-
Deferred income tax liability	2,407	2,332
Total long-term liabilities	2,474	2,332

Total liabilities	15,991	16,653

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value, 12,500,000 shares authorized; 6,472,038 shares issued at December 31, 2015 and 2014	65	65
Treasury stock 683,654 and 602,818 shares in 2015 and 2014, at cost	(2,118)	(1,643)
Additional paid-in capital	86,987	86,778
Accumulated deficit	(57,143)	(58,650)
Accumulated other comprehensive income	(12)	-
Total shareholders’ equity	27,779	26,550

Total liabilities and shareholders’ equity	$43,770	$43,203

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Revenues
Revenues	$19,204	$18,897	$83,309	$76,414
License fees and other income	46	96	491	396
Total revenues	19,250	18,993	64,550	57,817

Model costs	13,949	13,632	59,896	54,780

Revenues net of model costs	5,301	5,361	23,904	22,030

Operating expenses
Salaries and service costs	3,974	3,345	15,150	13,035
Office and general expenses	1,496	1,279	4,976	4,645
Amortization and depreciation	109	119	474	603
Corporate overhead	200	254	909	1,212
Total operating expenses	5,779	4,943	21,509	19,495
Operating income	(478)	825	2,395	2,535

Other income (expense):
Foreign exchange loss	1	(8)	(118)	(42)
Loss from an unconsolidated affiliate	(22)	(20)	(40)	(42)
Gain on revaluation of contingent consideration	104	-	104	-
Interest income	-	-	-	6
Interest expense	-	-	-	(8)
	83	(28)	(54)	(86)

Income (loss) before provision for income taxes	(395)	336	2,341	2,449

Provision for income taxes:
Current	278	(158)	(208)	(530)
Deferred	211	(36)	(626)	(718)
	489	(194)	(834)	(1,248)

Net income	$94	$142	$1,507	$1,201

Other comprehensive income
Foreign currency translation loss	(8)	-	(12)	-
Total comprehensive income	86	142	1,495	1,201

Basic net income per common share	$0.02	$0.02	$0.26	$0.20
Diluted net income per common share	$0.02	$0.02	$0.25	$0.20

Weighted average common shares outstanding-basic	5,840	5,869	5,852	5,869
Weighted average common shares outstanding-diluted	5,943	5,972	5,955	5,972

Non-GAAP Financial Measures

Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures). The Company considers Pre-Corporate EBITDA and Adjusted EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry.  The Company calculates Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") as operating income plus depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time.  The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 29, 2016.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Through Wilhelmina Models and its other subsidiaries, Wilhelmina International, Inc. provides traditional, full-service fashion model and talent management services, specializing in the representation and management of leading models, celebrities, artists, athletes and other talent to various customers and clients, including, retailers, designers, advertising agencies and catalog/e-commerce companies. Wilhelmina Models was founded in 1967 by Wilhelmina Cooper, a renowned fashion model, and is one of the oldest and largest fashion model management companies in the world. Wilhelmina Models is headquartered in New York and, since its founding, has grown to include operations located in Los Angeles, Miami, and London, as well as a global network of licensee agencies.

Website: http://www.wilhelmina.com

CONTACT: Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com